SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant [x]
         Filed by a Party other than the Registrant [  ]

Check the appropriate box:

         []  Preliminary Proxy Statement

[  ]  Confidential, For Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

         [x]  Definitive Proxy Statement

         [  ]  Definitive Additional Materials

         [  ]  Soliciting Material Pursuant to Rule 14a-12

                       INTELIDATA TECHNOLOGIES CORPORATION
                         ------------------------------
                (Name of Registrant as Specified in Its Charter)


                          -----------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [x]    No fee required.
         [  ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                and 0-11.

(1) Title of each class of securities to which transaction applies:_____________________________________________
(2) Aggregate number of securities to which transaction applies:________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is
     calculated          and          state          how          it         was
     determined):________________________________________
(4)  Proposed           maximum           aggregate           value           of
     transaction:____________________________________________________________

(5)  Total fee paid:________________________________________________________

       [  ]   Fee paid previously with preliminary materials.
       [  ]   Check box if any part of the fee is offset as provided by Exchange
              Act

       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing. _____________
       _________________________________________________________________________
(1)    Amount previously paid:
(2)    Form, Schedule or Registration Statement No.:____________________________
(3)    Filing Party:____________________________________________________________
(4)    Date Filed:______________________________________________________________

                                 April 21, 2003

Dear Stockholder:

     We cordially invite you to attend the annual meeting of stockholders of InteliData Technologies Corporation to be held on May 29, 2003 at 10:00 a.m. in the Main Conference Room, lobby level, located at 11600 Sunrise Valley Drive, Reston, VA 20191. Enclosed are a proxy statement and a form of proxy.

     At this meeting we will ask the stockholders: (i) to elect two class I directors, and (ii) to ratify the selection of Deloitte & Touche LLP as InteliData's independent auditors for the year ending December 31, 2003.

     We value your participation by voting your shares on matters that come before the meeting. Please follow the instructions on the enclosed proxy to ensure representation of your shares at the meeting.

                                           Sincerely,

                                           /s/ Alfred S. Dominick, Jr
                                           --------------------------
                                           Alfred S. Dominick, Jr.
                                           Chairman of the Board
                                           and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 29, 2003

TO THE STOCKHOLDERS:


     The annual meeting of stockholders of InteliData Technologies Corporation ("InteliData") will be held on May 29, 2003 in the Main Conference Room, lobby level, 11600 Sunrise Valley Drive, Reston, Virginia 20191 at 10:00 a.m. local time, for the following purposes:

1.   To elect two class I members of the board of directors (Proposal 1);

2. To ratify the selection of Deloitte & Touche LLP as independent auditors for InteliData for the year ending December 31, 2003 (Proposal 2); and

3. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     Only holders of record of InteliData's common stock at the close of business on April 9, 2003, the record date fixed by InteliData's board of directors, are entitled to notice of and to vote at the annual meeting.

                                     By Order of the Board of Directors,


                                     /s/Albert N. Wergley
                                     --------------------
                                     Albert N. Wergley
                                     Vice President and Secretary

Reston, Virginia
April 21, 2003

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

                       INTELIDATA TECHNOLOGIES CORPORATION
                      11600 Sunrise Valley Drive, Suite 100
                             Reston, Virginia 20191

                                 PROXY STATEMENT
                     For the Annual Meeting of Stockholders
                             To be held May 29, 2003

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     This proxy statement is furnished to stockholders in connection with the solicitation by the board of directors of InteliData Technologies Corporation ("InteliData" or the "Company") of proxies in the accompanying form for use in the annual meeting of stockholders of InteliData to be held at the Main Conference Room, lobby level, 11600 Sunrise Valley Drive, Reston, Virginia 20191, at 10:00 a.m. on May 29, 2003, and at any adjournment thereof. If a proxy in the accompanying form is duly executed and returned, the shares represented by such proxy will be voted at the annual meeting and, where a choice regarding proposals to be voted upon is specified, the shares represented by such proxy will be voted in accordance with the specification made. Any stockholder who gives a proxy may revoke it at any time before it is exercised by giving a later proxy, by attending the meeting and voting in person, or by giving notice of revocation to InteliData's Secretary.

     The annual meeting has been called for the following purposes: (1) to elect two class I members of the board of directors; (2) to ratify the selection of Deloitte & Touche LLP as InteliData's independent auditors to audit the financial statements of InteliData for fiscal year 2003; and (3) to transact such other business as may properly come before the annual meeting or any adjournment of the meeting. Only holders of record of InteliData's common stock at the close of business on April 9, 2003, the record date fixed by InteliData's board of directors, are entitled to notice of and to vote at the annual meeting. This proxy statement and the attached form of proxy are first being sent or given to stockholders on or about April 21, 2003.

     If the enclosed form of the proxy is properly executed and returned to InteliData in time to be voted at the annual meeting, the shares represented thereby will be voted in accordance with the instructions marked in the proxy. Executed but unmarked proxies will be voted FOR the election of InteliData's nominees to the board of directors and FOR the ratification of Deloitte & Touche LLP as InteliData's independent auditors.

     InteliData's capital stock consists of a single class of common stock, par value $0.001 per share, of which 48,966,251 shares were outstanding and entitled to vote at the close of business on April 9, 2003.

     The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained. Stockholders' votes will be tabulated by persons appointed by the board of directors to act as inspectors of election for the annual meeting.

     Each outstanding share is entitled to one vote on all matters. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the annual meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, are considered stockholders who are present and entitled to vote and they count toward the quorum.

     Under the rules of self regulatory organizations governing brokers, brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. As used herein, "broker non-votes" means the votes that could have been cast on the matter in question by brokers if the brokers had received their customers' instructions.

     Election of Directors. The election of directors requires a plurality of the shares voted affirmatively or negatively at the annual meeting. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

     Approval of Auditors. To be approved, this matter must receive the affirmative vote of a majority of the shares present or represented and entitled to vote at the annual meeting. Abstentions have the effect of negative votes on this matter and broker non-votes have no effect on this matter.

     A copy of the annual report to stockholders for the fiscal year ended December 31, 2002 accompanies this proxy statement, but does not constitute a part of this proxy statement. InteliData is required to file an annual report on Form 10-K for its 2002 fiscal year with the Securities and Exchange Commission (the "SEC"). Stockholders may obtain, free of charge, a copy of the Form 10-K by writing: InteliData Technologies Corporation, 11600 Sunrise Valley Drive, Suite 100, Reston, Virginia 20191, Attention: Investor Relations.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information as of April 9, 2003, regarding beneficial ownership of InteliData's common stock by (i) each person who is known to InteliData to own beneficially more than five percent of InteliData's common stock, (ii) each director of InteliData, (iii) each executive officer named in the Summary Compensation Table, the named executive officers, set forth on page 3 of this proxy statement, and (iv) all current directors and the named executive officers of InteliData as a group. The information on beneficial ownership in the table and the footnotes thereto is based upon InteliData's records and the most recent Schedule 13G filed by each such person and information supplied to InteliData by such person. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to the shares shown. Under the proxy rules of the SEC, a person who directly or indirectly has or shares voting power or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or to direct the voting of securities, and investment power is the power to dispose of or to direct the disposition of securities. Securities as to which voting power or investment power may be acquired within 60 days (e.g., by the exercise of options or warrants to purchase common stock) are also considered as beneficially owned under the proxy rules of the SEC.

                            OWNERSHIP OF COMMON STOCK

                                                         Beneficial Ownership
                                                         --------------------
       Name of Stockholder                         Number of
       -------------------                          Shares               Percent
                                                   ---------             -------

       John H. Timmis                               3,085,000(1)           6.3
          28 Hawley Road
          North Salem, NY  10560

       Alfred S. Dominick, Jr.                      1,006,600(2)           2.0

       Albert N. Wergley                              185,527(3)           *

       Michael E. Jennings                            171,614(4)           *

       John R. Polchin                                 93,052(5)           *

       Norman J. Tice                                  54,000(6)           *

       L. William Seidman 49,000(7) *

       Patrick F. Graham                               38,500(8)           *

       John J. McDonnell, Jr.                         30,000(9)            *

       Neal F. Finnegan                               22,000(10)           *

       Charles A. White                                 -0-                *

       Directors and Executive Officers             1,650,293(11)          3.3
          As a Group (9 persons)


--------------------------------------------------------------------------------

(1) As reported in the Schedule 13G/A filed with the SEC on April 8, 2003 and includes 1,805,000 shares with sole voting and dispositive power and 1,280,000 shares with shared voting and dispositive power.
(2) Includes 700,000 shares of common stock issuable upon the exercise of options and 2,000 shares held by Mr. Dominick's son. Mr. Dominick disclaims beneficial ownership of shares held by his son.
(3) Includes 138,799 shares of common stock issuable upon the exercise of options.
(4) Includes 98,814 shares of common stock issuable upon the exercise of options.
(5) Includes 68,052 shares of common stock issuable upon the exercise of options.
(6) Includes 24,000 shares of common stock issuable upon the exercise of options.
(7) Includes 36,000 shares of common stock issuable upon the exercise of options.
(8) Includes 28,500 shares of common stock issuable upon the exercise of options.
(9) Includes 30,000 shares of common stock issuable upon the exercise of options.
(10) Includes 12,000 shares of common stock issuable upon the exercise of options.
(11) Includes 1,136,165 shares of common stock issuable upon the exercise of options.
*    Less than 1%.

                              ELECTION OF DIRECTORS
                                  (Proposal 1)

     InteliData's amended and restated certificate of incorporation provides that the board of directors be divided into three classes as nearly equal in number as possible. The term of class I directors expires in 2003, the term of class II directors expires in 2004, and the term of class III directors expires in 2005. The class I directors elected at the annual meeting will hold office for a three-year term expiring in 2006, or until their successors are elected and qualified. The other directors will continue in office for the remainder of their terms as indicated below. The board of directors has recommended two nominees for a new three-year term in class I. Due to the decrease in the size of the board during 2002 from seven to six, Mr. Tice has been realigned from a Class II director to a Class I director. Mr. Tice's realignment makes the three board classes equal in number. No arrangement or understanding exists with respect to the manner in which the board of directors, at its discretion, may fill any remaining vacancy being created or any other vacancies that may occur during the year. Unless authority to vote for the nominee is withheld, proxies received pursuant to this solicitation will be voted for the election of the nominees named below. If either or both of the nominees should for any reason not be available for election, proxies will be voted for the election of any remaining nominee and such substitute nominee or nominees as may be designated by the board of directors. The election of each nominee requires the affirmative vote of the holders of a plurality of the shares of common stock cast in the election of directors.

Nominees for Election as Directors for Terms Expiring in 2006

     L. William Seidman, age 81, has served as a director of InteliData since 1997. He is the publisher of Bank Director magazine and chief commentator on CNBC-TV. He served on the board of US Order Inc., InteliData's Predecessor, from 1995 to 1996. Mr. Seidman served from 1985 to 1991 as the Chairman of the Federal Deposit Insurance Corporation (FDIC) and from 1989 to 1991 also served as the first Chairman of the Resolution Trust Corporation. Before joining the FDIC, Mr. Seidman served as Dean of the College of Business at Arizona State University. From 1977 to 1982 he was Vice-Chairman and Chief Financial Officer of Phelps Dodge Corporation. Mr. Seidman has also served as managing partner of Seidman & Seidman, Certified Public Accountants (now BDO Seidman), and as Assistant to the President for Economic Affairs during the Ford Administration. Mr. Seidman presently serves as a director of Fiserv, Inc., a data processing company, Clark/Bardes Holdings, Inc., a services company providing insurance-financed benefits programs, LML Payment Systems, Inc., a financial payment process company, Escrow Bank USA, a depository institution for mortgage servicers, GMAC Bank, a retail banking business, and Deep Green Bank, a federal savings bank operating online nationally.

     Norman J. Tice, age 67, has served as a director of InteliData since 1999 and is the Chairman of the Executive Committee of the Board and the designated lead outside director. Mr. Tice is the former Chairman of the Board of MasterCard International and of Blue Cross and Blue Shield of Missouri and Right Choice Managed Care, Inc. He currently serves as Chairman of the Board of Lawrence and Associates, an IT consulting firm, and is on the Board of General Credit Forum and is an advisory director of 1st National Bank in St. Louis. Mr. Tice has over 40 years experience in banking as an executive with Boatmen's Bank of St. Louis, City Bank of St. Louis, Charter Bank, N.A. of St. Louis, and Boatmen's Bancshares, Inc. From 1985 until his retirement in 1996, Mr. Tice's positions included service as Chairman and Chief Executive Officer of Boatmen's Credit Card Bank, Chairman and Chief Executive Officer of Boatmen's Community Development Corporation, and Executive Vice President of Boatmen's Bank of St. Louis.

Directors Continuing in Office in the Class of 2004

     Neal F. Finnegan, age 65, has served as a director of InteliData since 2001. He has served as Chairman of Citizens Bank of Massachusetts since January 2000. From February 2000 through May 2001, he served as President of Lumber Insurance Companies, a specialty insurer to the lumber industry. From 1993 to January 2000, Mr. Finnegan was Chairman and Chief Executive Officer of US Trust. Previously he served in the financial services sector as an executive with Bankers Trust Company of New York, Bowery Savings Bank, Worcester Bancorp., and Shawmut Corporation. Mr. Finnegan is also a director of Citizens Financial Group, Inc.

     John J. McDonnell, Jr., age 65, has served as a director of InteliData since 1997. Since April 2001, he has served as Chairman of the Board and Chief Executive Officer of Transaction Network Services, Inc., (TNSI) a provider of data communications services for transaction oriented applications. He also served as President and Chief Executive Officer of TNSI from 1990 to 1999. From February 2000 until September 2000, he served as President, Chief Executive Officer and Chairman of PaylinX Corporation, a provider of electronic commerce payment solutions, until its merger with Cybersource Corporation in September 2000. From 1987 to 1989, Mr. McDonnell served as President and Chief Executive Officer of Digital Radio Networks, Inc., a local access bypass carrier for point-of-sale transactions. Mr. McDonnell was one of the founding members of the Electronics Funds Transfer Association and serves on its Board. Mr. McDonnell is also on the Board of Cybersource Corporation.

Directors Continuing in Office in the Class of 2005

     Alfred S. Dominick, Jr., age 57, has served as the President and Chief Executive Officer and a director of InteliData since August 1998. He has served as Chairman of the Board since August 2002. Prior to joining InteliData, Mr. Dominick served as President of the Retail Products Delivery Group at M&I Data Services. Prior to joining M&I Data Services in July 1995, he was Executive Vice President of Retail Banking and a member of the Executive Committee for Boatmen's Bancshares Corporation for three years. From 1990 to 1992, Mr. Dominick was an Executive Vice President with Bank One Texas. Prior to joining Bank One Texas, Mr. Dominick was a Senior Vice President with Shawmut National Bank (now Fleet National Bank). Mr. Dominick currently serves as a director of FB BanCorp.

     Patrick F. Graham, age 63, has served as a director of InteliData since 1996 and was a director of US Order, Inc. from 1993 until US Order and Colonial Data Technologies Corp. merged to form InteliData in November 1996. Since October 2001, he has been the Vice President of Business Development and Strategic Projects for The Gillette Company, a consumer products marketer of personal care and personal use products. From July 1999 until October 2001, he was the Director of the Global Strategy Practice of A.T. Kearney, Inc., a management consulting firm. From 1997 until June 1999, he served as Chief Executive Officer of WorldCorp, Inc. On February 12, 1999, WorldCorp, Inc. filed a voluntary petition and a proposed plan of reorganization under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the district of Delaware. He was previously a director of Bain & Company, Inc., a management consulting firm Mr. Graham co-founded in 1973. In addition to his primary responsibilities with Bain clients, he served as Bain's Vice Chairman and Chief Financial Officer. Prior to founding Bain, Mr. Graham was a group Vice President with the Boston Consulting Group.

Board of Directors and Committees

     InteliData's board of directors held four regular meetings and one telephonic meeting during fiscal year 2002. Each incumbent director attended at least 75 percent of the meetings held during fiscal year 2002 by the board of directors and each committee of the board of directors of which he was a member. InteliData's board of directors has a compensation committee and an audit committee.

     The compensation committee (currently consisting of Messrs. Finnegan, Graham, McDonnell and Tice) reviews and recommends to the board of directors appropriate action with respect to the compensation of and benefits granted to officers and other key employees of InteliData and administers InteliData's 1996 Incentive Plan. The compensation committee held three meetings during fiscal year 2002.

     The audit committee (consisting of Messrs. Finnegan, McDonnell and Tice) selects InteliData's independent auditors, reviews related party transactions for conflicts of interest, reviews with InteliData's independent auditors matters relating to the scope and plan of the audit, the adequacy of internal controls, and the preparation of InteliData's financial statements, reports and makes recommendations to the board of directors with respect thereto. The audit committee held five meetings during fiscal year 2002.

     InteliData does not have a nominating committee.  See "Other Matters" for a
description  of  procedures  to  be  followed  by   stockholders  in  submitting
recommendations for nominees as directors.

Audit Committee Report

     The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the
Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference therein.

     Management is responsible for InteliData's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of InteliData's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The audit committee's responsibility is to monitor and oversee these processes. The audit committee operates under a written charter adopted by the Board of Directors.

     The audit committee has met and held discussions with management and the independent accountants. Management represented to the audit committee that InteliData's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The audit committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committee).

     InteliData's independent accountants also provided to the audit committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and the audit committee has also determined that all of its members are independent within the meaning of NASD Rule 4200 (a) (14).

         Based upon the audit committee's discussion with management and the independent accountants and the audit committee's review of the representation of management and the report of the independent accountants to the audit committee, the audit committee approved the inclusion of the audited consolidated financial statements in InteliData's annual report on Form 10-K for the year ended December 31, 2002 filed with the SEC.

                                 Audit Committee
                                 ---------------
                                Neal F. Finnegan
                             John J. McDonnell, Jr.
                                 Norman J. Tice

Audit Fees:

         The aggregate fees billed for professional services rendered by Deloitte & Touche LLP in connection with their audit of our consolidated financial statements included in our annual report on Form 10-K and reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q for 2002 and 2001 were approximately $185,000 and $169,000, respectively.

Audit-Related Fees:

     The aggregate fees billed for audit-related professional services rendered by Deloitte & Touche LLP in 2002 to InteliData were approximately $12,000. Deloitte & Touche LLP provided advisory services in the Company's research and implementation of the new accounting pronouncement, Statements of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, that was adopted as of January 1, 2002.

     In 2001, Deloitte & Touche LLP provided approximately $327,000 of audit-related services for matters such as consents related to SEC registration statements, audit and due diligence pertaining to the Home Account Holdings, Inc. acquisition, service auditors' report, and consultation on accounting standards and transactions.

Tax Fees:

     There were no professional services rendered by Deloitte & Touche LLP in 2002 and 2001 to InteliData relating to tax compliance, tax advice, and tax planning.

All Other Fees:

     The aggregate fees billed for all other services, such as consultations related to regulatory matters and valuation services, rendered by Deloitte & Touche LLP in 2001 were approximately $118,000. There were no such services rendered for 2002.

     The audit committee has considered whether the provision of the other services is compatible with maintaining the principal accountants' independence and has concluded that it is so compatible.

Compensation of Directors

     Directors of InteliData who are not also executive officers of InteliData or of an affiliate of InteliData receive a quarterly payment of $3,000 and $500 for each board of directors meeting attended, excluding telephonic meetings. They are also reimbursed for usual and ordinary expenses of meeting attendance. Under the Non-Employee Directors' Stock Option Plan, each non-employee director is offered options to purchase 6,000 shares of common stock following InteliData's annual meeting of stockholders. The exercise price for any option grants under this plan will be the average closing price of the common stock during the 30 trading days immediately preceding the date of grant. Options granted under this plan vest in 12 equal monthly installments during the non-employee director's continued service on the board of directors. The option price may be paid in cash, by surrendering shares of common stock or by a combination of cash and common stock. All options expire ten years after their grant. Up to 200,000 shares of common stock may be issued under this plan, subject to certain adjustments.

                            RATIFICATION OF AUDITORS
                                  (Proposal 2)

     Action is to be taken at the annual meeting with respect to the ratification of independent auditors, who were selected by the audit committee of the board of directors, to audit the financial statements of InteliData for fiscal year 2003. Although the ratification of independent auditors is not required to be submitted to a vote of the stockholders, the Company believes that such ratification is a matter on which the stockholders should express their opinion. Notwithstanding stockholder approval of the ratification of independent auditors, the audit committee, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the audit committee believes that such a change would be in the best interest of InteliData and its stockholders. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2003.

     Deloitte & Touche LLP has advised InteliData that no member of its firm has any direct or indirect material financial interest in InteliData. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from the stockholders.

            The board of directors recommends a vote "FOR" Proposal 2

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

     The following table sets forth information concerning the annual, long-term and all other compensation for services rendered in all capacities to InteliData, it subsidiaries and predecessors for the years ended December 31, 2002, 2001 and 2000 of (a) InteliData's Chief Executive Officer, and (b) each of the four most highly compensated executive officers (other than the chief executive officer) of InteliData, the named executive officers, whose aggregate cash compensation exceeded $100,000 for the fiscal year ended December 31, 2002.


                                                                                   Long-Term Compensation
                                                                                   ----------------------
                                                                                           Awards
                                                                                           ------
                                         Annual Compensation                      Restricted     Securities
                                       ----------------------                        Stock       Underlying      All Other
                             Year     Salary ($)   Bonus ($)(1)      Other ($)    Awards ($)     Options (#)     Compensation ($)(2)
                             ----     ----------   ------------      ---------    ----------     -----------     -------------------

Alfred S. Dominick, Jr.      2002       300,000       50,000            --            --               --          63,417
  President & Chief          2001       300,000       75,000            --            --               --          60,132
  Executive Officer          2000       300,000      100,000            --            --               --          67,313

Michael E. Jennings(3)       2002       200,000       30,000                      42,500(4)        45,000          65,115
  Executive Vice President   2001       200,000       32,000            --        61,950           21,000          44,499
                             2000       106,154       30,000            --       223,500           75,000          36,543

John R. Polchin(5)           2002       142,308       30,000            --        31,000(6)       195,000              --
   Vice President &
   Chief  Financial
   Officer

Albert N. Wergley            2002       200,000       20,000            --        25,500(7)        30,000           2,366
  Vice President, General    2001       200,000       30,400            --        16,520           15,500           2,250
  Counsel & Secretary        2000       200,000       40,000            --        61,290            2,500           2,500

Charles A. White(8)          2002       250,000      183,413(9)         --            --               --           1,154
  Former Vice Chairman,      2001       212,000           --            --            --               --              --
  Corporate Development
------------------------------------------------------------------------------------------------------------------------------------

(1) Bonus awards are reported for the year earned but may have been paid in the subsequent year.

(2) For 2002, includes: (i) travel and temporary housing expenses for Mr. Dominick ($53,396) and Mr. Jennings ($62,365); (ii) the dollar value of insurance premiums paid by InteliData for the benefit of Mr. Dominick ($7,521); and (iii) the amount of Company matching contributions made on behalf of the named individuals under InteliData's 401(k) Plan as follows:
     Mr. Dominick ($2,500), Mr. Jennings ($2,750), Mr. Wergley ($2,366) and Mr. White ($1,154).

     For 2001, includes: (i) travel and temporary housing expenses for Mr. Dominick ($50,486) and Mr. Jennings ($42,064); (ii) the dollar value of insurance premiums paid by InteliData for the benefit of Mr. Dominick ($7,521); and (iii) the amount of Company matching contributions made on behalf of the named individuals under InteliData's 401(k) Plan as follows: Mr. Dominick ($2,125), Mr. Jennings ($2,435) and Mr. Wergley ($2,250).

     For 2000,  includes  (i)  travel and  temporary  housing  expenses  for Mr.
     Dominick ($57,168); (ii) the dollar value of insurance premiums paid by InteliData for the benefit of Mr. Dominick ($7,521); and (iii) the amount of Company matching contributions made on behalf of the named individuals under InteliData's 401(k) Plan as follows: Messrs. Dominick and Wergley ($2,500).

(3)  Mr. Jennings became an officer of InteliData on June 14, 2000.

(4) For 2002, consists of the fair market value of a restricted stock award on the date of the award of 25,000 shares on February 21, 2002. The award vests, subject to Mr. Jennings' continued employment, on August 21, 2003. For 2001, consists of the fair market value of a restricted stock awarded on the date of the award of 15,000 shares on February 13, 2001. The award vested on August 13, 2002. For 2000, consists of the fair market value of a restricted stock award on the date of award of 25,000 shares on June 14, 2000. The award vested on December 14, 2001.

(5)  Mr. Polchin became an officer of InteliData on April 8, 2002.

(6) Consists of the fair market value of a restricted stock award on the date of the award of 25,000 shares on April 8, 2002. The award vests, subject to Mr. Polchin's continued employment, on October 9, 2003.

(7) For 2002, consists of the fair market value of a restricted stock award on the date of the award of 15,000 shares on February 21, 2002. The award vests, subject to Mr. Wergley's continued employment, on August 21, 2003. For 2001, consists of the fair market value of a restricted stock award on the date of the award of 4,000 shares on February 13, 2001. The award vested on August 13, 2002. For 2000, consists of the fair market value of restricted stock awards on the date of the award of 1,000 shares on July 3, 2000 and 9,000 shares on October 4, 2000. The awards vested on November 15, 2001 and February 15, 2002, respectively.

(8) Mr. White became an officer of InteliData on January 11, 2001 and he resigned as an officer on May 6, 2002. His employment with the Company terminated on January 12, 2003.

(9) The dollar amount shown represents the value of InteliData stock allocated to Mr. White on January 11, 2002 pursuant to the Home Account Holdings, Inc. ("Home Account") 2000 Incentive Plan (the "Plan"). The Plan was adopted by Home Account when Mr. White was Chief Executive Officer of Home Account prior to the acquisition by merger of Home Account by InteliData on January 11, 2001 and provided for the payment to Mr. White of a portion of the merger consideration, in the form of InteliData common stock. Two-thirds of the Plan allocation for Mr. White vested on the transaction closing date and one-third of the allocation vested on January 11, 2002. The value of the allocation to Mr. White on January 11, 2002 was required to be accounted for as compensation expense by the Company.

Option/SAR Grants in Last Fiscal Year

     The following table sets forth information with respect to stock option grants in 2002 under InteliData's 1996 Incentive
Plan.



                             Number of        % of Total
                            Securities       Options/SARs                                   Potential Realizable Value at
                            Underlying        Granted to       Exercise or                   Assumed Annual Rates of Stock
                           Options/SARs      Employees in      Base Price   Expiration           Price Appreciation
         Name              Granted (#)        Fiscal Year        ($/Sh)        Date              for Option Term (1)
         ----              -----------        -----------        ------        ----              -------------------
                                                                                            5% ($)            10% ($)
                                                                                            ------            -------

Alfred S. Dominick, Jr.          --0--           --0--             --           --             --                 --

Michael E. Jennings           25,000               2.0%             1.70      2/21/10      20,292             48,603
                              20,000               1.6%              .80      9/3/10        7,639             18,297

John R. Polchin              175,000              13.8%             1.24      4/8/10      103,608            248,159
                              20,000               1.6%              .80      9/3/10        7,639             18,297

Albert N. Wergley             10,000               0.8%             1.70      2/21/10       8,117             19,441
                              20,000               1.6%              .80      9/3/10        7,639             18,297

Charles A. White                 --0--           --0--             --           --             --                 --

(1) The actual value, if any, an employee may realize will depend on the excess of the stock price over the exercise price on the date the stock option is exercised. Potential Realized Value is net of the option exercise price. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the rules of the SEC and therefore are not intended to forecast future appreciation, if any, of InteliData's stock price.

Option Exercises in Last Fiscal Year and Year-End Value Table

     The following table sets forth information regarding the exercise of stock options and the unexercised stock options as of December 31, 2002 granted to the Chief Executive Officer and the named executive officers under InteliData's 1996 Incentive Plan or any stock plan of InteliData.

                                                                     Number of Securities            Value of Unexercised
                                                                    Underlying Unexercised              In-the-Money
                                                                      Options/SARs at                  Options/SARs at
                                                                     December 31, 2002 (#)          December 31, 2002($)(2)
                                                                     ---------------------          -----------------------
Name                       Shares Acquired  Value Realized ($)(1)  Exercisable  Unexercisable      Exercisable     Unexercisable
----                       ---------------  ---------------------  -----------  -------------      -----------     -------------

Alfred S. Dominick, Jr.           -0-                -0-           700,000       500,000                -0-                -0-

Michael E. Jennings               -0-                -0-            75,208        65,792                -0-             2,000

John R. Polchin                   -0-                -0-                -0-      195,000                -0-             2,000

Albert N. Wergley                 -0-                -0-           131,558        36,307                -0-             2,000

Charles A. White                  -0-                -0-                -0-           -0-               -0-                -0-

(1) Value based on last reported sale price of InteliData's common stock on the exercise date minus the exercise price.

(2) Value based on last reported sale price of InteliData's common stock on December 31, 2002 (the last trading day of the year) on the Nasdaq National Market minus the exercise price. The last reported sale price at December 31, 2002 was $.90 per share.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     The following report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference therein.

     InteliData's compensation committee is comprised of outside directors whose role is to oversee the development and administration of the compensation and benefit programs for InteliData's executive officers. The compensation committee also administers InteliData's 1996 Incentive Plan that permits stock option grants to employees and InteliData's Incentive Compensation Plan that provides for bonuses to employees in management positions based on the achievement of individual performance and Company goals. In the case of Mr. Dominick, InteliData's President and Chief Executive Officer, and Messrs. Jennings, Polchin and Wergley, the named executive officers, the salary levels are set pursuant to employment agreements entered into between InteliData and the executive officers and are reviewed on an annual basis by the compensation committee. These employment agreements are described below.

     As reported in the Summary Compensation Table, the compensation committee awarded a bonus under the 2002 Incentive Compensation Plan to the named executive officers, including an award to Mr. Dominick of $50,000. In making this award, the compensation committee considered Mr. Dominick's role in leading the company in a difficult economic climate to improved results, including an increase in revenue and gross profit margin and a reduction in operating expenses. The compensation committee also increased Mr. Dominick's annual salary from $300,000 to $375,000 in April 2003. However, concurrent with this increase the compensation committee discontinued the Company's reimbursement of certain travel and temporary housing expenses that had previously been paid to Mr. Dominick as set forth in the Summary Compensation Table.

                           The Compensation Committee
                           --------------------------

                                Neal F. Finnegan
                                Patrick F. Graham
                             John J. McDonnell, Jr.
                                 Norman J. Tice

Employment   Contracts,   Termination   of  Employment   and   Change-Of-Control
Arrangements

Alfred S. Dominick, Jr.

     InteliData has an employment agreement with Alfred S. Dominick, Jr., providing that Mr. Dominick will serve as President and Chief Executive Officer of InteliData until April 5, 2004, unless further extended or sooner terminated as set forth in the agreement. Furthermore, InteliData will annually nominate and take such action as may be appropriate or necessary to seek stockholder election of Mr. Dominick to InteliData's board of directors. Mr. Dominick has agreed to resign from the board of directors in connection with, and effective upon, termination of his employment with InteliData.

     Mr. Dominick is entitled to (i) a base salary of $375,000 per year (which increase was effective in April 2003) and (ii) an annual bonus of up to 75% of his base salary. In addition, Mr. Dominick is entitled to participate in all medical, dental, life, disability, 401(k), employee stock purchase and such other fringe benefit plans or arrangements generally made available by InteliData to all salaried employees. As an inducement to his becoming an employee of InteliData, Mr. Dominick was granted options to purchase 1,200,000 shares of common stock pursuant to InteliData's 1998 CEO Incentive Plan. The options became exercisable as to 66,667 option shares on August 17, 1999, 66,667 option shares on August 17, 2000, and 66,666 option shares on August 17, 2001. An additional 500,000 option shares became exercisable based on the achievement of designated trading prices of the common stock. The options as to an additional 500,000 option shares shall become exercisable on April 15, 2008; provided that the options shall become exercisable earlier upon the common stock trading above $25.00 per share for sixty consecutive days during the term of the options. Mr. Dominick has agreed to hold 100,000 shares of common stock for the remaining term of his employment agreement. Upon entering into the employment agreement, Mr. Dominick purchased 200,000 shares of common stock for an aggregate purchase price of $200.00.

     InteliData may terminate the agreement for "cause" (as defined) or if Mr. Dominick incurs a disability that continues for a period of 180 consecutive days. Mr. Dominick may terminate the agreement upon prior written notice to InteliData or for "good reason" (as defined). If InteliData terminates Mr. Dominick for other than "cause," or if Mr. Dominick terminates the agreement for "good reason," then Mr. Dominick is entitled to: (i) an amount equal to twelve months of his base salary then in effect; (ii) any amounts vested or payable under any deferred salary, bonus compensation or other plan; (iii) an amount equal to the highest incentive bonus paid to him during the three years immediately preceding his termination, prorated through his month of termination; and (iv) a continuation, at InteliData's expense, of life, disability, accident and health insurance benefits for twelve months following termination. Notwithstanding the above, if, within one year of a "change of control" of InteliData (as defined), Mr. Dominick's employment is terminated by InteliData for other than "cause" or by Mr. Dominick for "good reason," then Mr. Dominick is entitled to: (i) an amount equal to the greater of the undiscounted amount of twelve months base salary or the undiscounted remainder of his base salary for the unexpired term of the employment agreement; (ii) any amounts vested or payable under any deferred salary, bonus compensation or other plan;
(iii) an amount equal to the highest incentive bonus paid to him during the three years immediately preceding his termination, prorated through his month of termination; and (iv) a continuation, at InteliData's expense, of life, disability, accident and health insurance benefits for the greater of twelve months from termination or a period equal to the unexpired term of the employment agreement. Mr. Dominick's employment agreement terminates automatically upon his death in which case InteliData would have no further obligation to Mr. Dominick or his estate other than the disposition of life insurance, accrued and unpaid base salary, accrued vacation and bonuses and other incentive compensation earned but not paid for periods prior to the date of death.

     The employment agreement also provides that during the term of the agreement and for one year following his termination (other than in the event of termination by InteliData other than for "cause" or by Mr. Dominick for "good reason"), Mr. Dominick will not compete, directly or indirectly, with
InteliData. Furthermore, pursuant to a non-solicitation provision in the employment agreement, Mr. Dominick may not solicit certain current or former employees of InteliData during the term of the agreement or for a period of two years thereafter.

Other Named Executive Officers

     InteliData has employment agreements with Michael E. Jennings, John R. Polchin and Albert N. Wergley, which provide for employment through June 30, 2004, April 8, 2004 and December 31, 2003, respectively, unless further extended or sooner terminated as set forth in the agreement.

     The executive is entitled to a base salary per year and annual bonuses. In addition, he is entitled to participate in all bonus and incentive compensation plans or arrangements made available by InteliData to its officers and is entitled to receive such benefits as provided to all salaried employees as well as those established by the compensation committee for InteliData's executives. The executive's employment agreement terminates automatically upon the executive's death in which case InteliData would have no further obligation to the executive or his estate other than the disposition of life insurance and related benefits and accrued and unpaid base salary, bonus, unreimbursed expenses and incentive compensation for periods prior to the date of death, known as the standard termination payments. InteliData may terminate the agreement for "cause" (as defined) or if the executive incurs a disability that continues for a period of 180 consecutive days. The executive may terminate the agreement for "good reason" (as defined). The executive may also terminate the agreement in which case InteliData would have no further obligation to the executive except for the standard termination payments. If InteliData terminates the executive for other than "cause" or upon death or total disability, or if the executive terminates the agreement because InteliData fails to comply with the agreement or following a "change of control" of InteliData whereby the executive's duties are substantially diminished or the executive is relocated, then the executive is entitled to: (i) the standard termination payments; (ii) any bonus earned but not yet paid under any "Stay Put" or any other bonus program; (iii) 100% of his annual base salary; and (iv) any and all options granted shall be vested for twelve months and exercisable for the longer of twelve months after termination date or period for exercise as provided in the executive's option agreement. For termination subsequent to a "change of control," all granted but unvested options shall become immediately vested and nonforfeitable and remain exercisable for their respective remaining terms. In addition, in the case of Mr. Wergley, if InteliData terminates the executive following a "change of control" of InteliData for other than "cause," total disability or upon death, or if the executive terminates the agreement due to a substantial change in duties or relocation following a "change of control" of InteliData, the executive shall have the following additional rights: (i) InteliData shall pay an additional 50% of the executive's annual base salary and
(ii) the executive shall have the right to cause InteliData to purchase all or a portion of the options at their fair value on the date of termination. In the case of a termination by Mr. Wergley other than for "good reason", he is entitled to a payment of three months salary and medical benefits.

     Mr. Charles White also had an employment agreement with the Company that terminated on January 12, 2003, when Mr. White's employment with the Company terminated. Mr. White's employment agreement contained certain terms and conditions substantially the same as described above for the other named executive officers. Mr. White resigned as an officer of the Company on May 6, 2002, but continued as an employee until January 12, 2003. Mr. White's compensation for 2002 is set forth in the Summary Compensation Table.

Change in Control Severance Agreements

     The Company has entered into Change in Control Severance Agreements with each of Messrs. Dominick, Jennings, Polchin, and Wergley that provide for certain termination benefits in the event such executive's employment is terminated by the Company without "cause" (as defined in the Change in Control Severance

Agreement) or by the executive for "good reason" (as defined in the Change in Control Severance Agreement), and such termination occurs either (a) within ninety days before or twenty-four months after a "change in control" of the Company (as defined in the Change in Control Severance Agreement) or (b) after the Company makes a public announcement or files a report or proxy statement with the Securities and Exchange Commission disclosing a transaction which, if completed, would constitute a change in control of the Company and before the Board of Directors determines that such transaction will not be completed or the transaction is completed.

         The termination benefits consist of:

     (a) a lump sum cash payment equal to (i) any unpaid base pay and accrued leave or vacation pay through the termination date, (ii) any unpaid annual bonus earned prior to the termination date, (iii) two times the executive's annual salary plus (iv) any unreimbursed expenses;

     (b) acceleration of the vesting and exercisability of outstanding stock options and awards previously granted to the executive and the extension of the period for exercising such options until their expiration date;

     (c) payment or reimbursement for eighteen months after termination for (i) any COBRA premiums for the executive, his spouse and his dependents to the extent they participated in the Company's health and medical plan prior to termination and elect COBRA coverage or (ii) any premiums for continuation of other health and medical insurance for the executive, his spouse and his dependents if the executive, his spouse and his dependents did not participate in the Company's health and medical plan prior to termination, but the Company was paying or reimbursing the executive for premiums on such other health and medical insurance at the time of termination; and

     (d) payment of or reimbursement for premiums for continuation of life insurance coverage for eighteen months after termination if the Company paid or reimbursed the executive for such life insurance coverage immediately prior to his termination of employment.

     As a condition to receiving such payments and benefits, the executive must execute a valid release and waiver of any claims against the Company, its related entities, and their shareholders, officers, directors, employees, benefits plans, representatives, agents, successors and assigns.

     In consideration for such termination benefits, the executive agrees during the period of employment and for a period of twelve months after termination of employment not to compete, directly or indirectly, with the Company or any related entity, solicit employees of the Company or any related entity, solicit any customer of the Company or any related entity, or make disparaging comments about the Company or any related entity. The executive also agrees not to disclose any secret or confidential information related to the Company or any related entity.

     If the termination payments or benefits would be subject to change in control or parachute payment excise taxes under federal, state, or local law, then the termination payments and benefits must be reduced to the largest amount that will result in no portion of the payments or benefits being subject to such taxes.

     Each Change in Control Severance Agreement provides that amounts paid and benefits provided shall be construed and interpreted so that amounts are paid and benefits are provided only if and to the extent that similar amounts and benefits are not paid or provided under any other similar agreements, policies, plans, programs, or arrangements of the Company or any related entity, including any employment agreement between the Company and the executive. Accordingly, if similar amounts and benefits are otherwise to be provided to an executive, then amounts payable or benefits to be provided under his Change in Control Severance Agreement shall be reduced by the amount of similar payments and benefits to be provided under such other agreement, policy, plan, program or arrangement.

     The initial term of each Change in Control Severance Agreement is through February 3, 2005, but the term automatically extends for an additional twelve-month period at the end of the initial term and each annual anniversary thereafter, unless the Company gives the executive written notice at least ninety days prior to the end of the initial term or the applicable extended term date that the term will not be so extended.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires InteliData's directors and executive officers and beneficial owners of more than 10% of InteliData's common stock to file with the SEC initial reports of ownership and reports of changes in ownership of equity securities of InteliData. Officers, directors and beneficial owners of more than 10% of InteliData's common stock are required by SEC regulation to furnish InteliData with copies of all Section 16(a) forms they file. To InteliData's knowledge based solely upon a review of copies of such reports furnished to InteliData and representations that no other reports were required, during the fiscal year ending December 31, 2002, InteliData's officers, directors and beneficial owners of more than 10% of InteliData's common stock complied with all applicable
Section 16(a) filing requirements.

                                PERFORMANCE GRAPH

     The following graph compares the cumulative total returns from December 31, 1997 through December 31, 2002 for InteliData, the Nasdaq Market Index and the Media General Group Index for Computer Software and Services companies. The graph assumes that the value of the investment in each scenario was $100 as of December 31, 1997.

         [Edgar Representation of Data Points used in Printed Graphic]

Period Ending                              12/31/97      12/31/98      12/31/99     12/29/00      12/31/01     12/31/02
-------------                              --------      --------      --------     --------      --------     --------
InteliData Technologies Corporation           100.00         71.18        225.42       140.69        153.49        48.81
Media General Software and Services Group     100.00        149.24        256.12       153.88        136.33        92.85
Nasdaq Market Index                           100.00        141.04        248.76       156.35        124.64        86.94

                              CERTAIN TRANSACTIONS

     On December 21, 1999, InteliData provided a loan of $82,838 to Alfred S. Dominick, Jr., President and Chief Executive Officer of InteliData, pursuant to a Secured Promissory Note. The loan was originally due on December 21, 2000 and bears interest at a rate of 5.74%. The compensation committee of the board of directors of InteliData extended the loan through December 21, 2001. On December 22, 2001, the note was replaced with an Amended and Restated Secured Promissory Note which extended the due date until the earlier of December 22, 2004 or 90 days after the termination of Mr. Dominick's employment with InteliData. As security for the loan, Mr. Dominick has pledged 200,000 shares of InteliData's common stock owned by him. As of December 31, 2002, the outstanding balance on this loan was $94,077.40, which was the most Mr. Dominick owed during fiscal year 2002.

     John J. McDonnell, Jr., is a director of InteliData and is Chairman and CEO of Transaction Network Services, Inc. ("TNS"). During 2002, TNS provided InteliData with services including hosting, internet access, and gateway access to TNS' internal protocal network, to enable InteliData to support several of its internet banking clients. The contract between the parties was the result of arms-length negotiations and was entered into in 2000 during a period when TNS was a subsidiary of PSINet and prior to Mr. McDonnell's becoming Chairman and CEO in 2001. For services provided during 2002, InteliData paid TNS $244,175.90. The contract between InteliData and TNS was terminated in November 2002.

                                  OTHER MATTERS

     No business other than that set forth above is expected to come before the annual meeting or any adjournment of the meeting. Should other business properly come before the annual meeting or any adjournment meeting, including a motion to adjourn the meeting, the proxy holders will vote upon the same according to their discretion and best judgment.

     To permit the meeting of stockholders to be conducted in an orderly manner, InteliData's bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual or a special meeting of stockholders, must provide timely notice of any such business or nomination in writing. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive office of InteliData, not less than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of the meeting. The bylaws also specify certain requirements pertaining to the form and substance of a stockholder's notice.

                            EXPENSES OF SOLICITATION

     The cost of solicitation of proxies for the annual meeting will be paid by InteliData. In addition to solicitation of proxies by mail, the officers, directors, and regular employees of InteliData may solicit proxies on behalf of the board of directors in person or by telephone, facsimile, telex or telegraph. No additional compensation will be received by any officer, director or employee of InteliData in connection with any such proxy solicitation. Brokerage houses, nominees, fiduciaries, and other custodians will be requested by InteliData to forward proxy soliciting material to beneficial owners of shares held of record by them and, upon request, InteliData may reimburse them for reasonable out-of-pocket expenses incurred in doing so.

                              STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in InteliData's proxy statement and for consideration at the 2004 annual meeting of stockholders by submitting their proposals to InteliData in a timely manner. In order to be considered for the 2004 annual meeting of stockholders, stockholder proposals must be received in InteliData's headquarters, attention of the Secretary, 11600 Sunrise Valley Drive, Suite 100, Reston, Virginia 20191 no later than December 23, 2003 and have complied with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

                            HOUSEHOLDING INFORMATION

     Unless we have received contrary instructions, InteliData may send a single copy of its annual report, proxy statement and notice of annual meeting to any household at which two or more stockholders reside if the Company believes the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as "householding," reduces the volume of duplicate information received at your household and helps to reduce the Company's expenses. However, if you prefer to receive multiple sets of InteliData's annual disclosure documents at the same address this year or in future years, follow the instructions described below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of InteliData's annual disclosure documents, follow these instructions:


     If your shares are registered in your own name, please contact InteliData at its executive offices at 11600 Sunrise Valley Drive, Suite 100, Reston, Virginia 20191, Attention: Corporate Secretary, to inform us of your request. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

                                       By Order of the Board of Directors,

                                       /s/ Albert N. Wergley
                                       ---------------------

                                       Albert N. Wergley
                                       Secretary

                       INTELIDATA TECHNOLOGIES CORPORATION

               Proxy Solicited on Behalf of the Board of Directors
              for the Annual Meeting of Stockholders, May 29, 2003

The undersigned hereby appoints Alfred S. Dominick, Jr. and Albert N. Wergley, as proxies, each with full power to appoint his substitute or delegate, and hereby authorizes such person, acting individually, to represent and to vote as specified on the reverse side of this proxy card all of the shares of common stock of InteliData Technologies Corporation which the undersigned may be entitled to vote at the annual meeting of stockholders to be held on May 29, 2003 and at any postponement or adjournment of the meeting; and in the discretion of the proxies, their substitutes or delegates, to vote such shares and to represent the undersigned in respect of other matters properly brought before the meeting.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED BY THE SIGNING STOCKHOLDER ON THE REVERSE SIDE HEREOF. UNLESS THE AUTHORITY TO VOTE FOR ELECTION OF ANY NOMINEE FOR DIRECTOR IS WITHHELD IN ACCORDANCE WITH THE INSTRUCTIONS ON THE REVERSE SIDE HEREOF, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH NOMINEE FOR DIRECTOR AND UNLESS MARKED "AGAINST" OR "ABSTAIN" WITH RESPECT TO PROPOSAL 2, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 2.

                  (Continued and to be signed on reverse side.)

                        Annual Meeting of Stockholders of
                       INTELIDATA TECHNOLOGIES CORPORATION

                                  May 29, 2003

                         Please date, sign and mail your
                      proxy card in the envelope provided
                              as soon as possible.

1.   To elect two (2) class I directors to the Board of Directors.

__ FOR all nominees  __ WITHHOLD authority for all nominee(s)  __ FOR ALL EXCEPT
                                                               (See instructions
                                                                          below)

        Nominees:                Class I
                                 -------
                                 L. William Seidman
                                 Norman J. Tice

  INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the person's name below:

                  --------------------------------------------




2. To ratify the selection of Deloitte & Touche LLP as independent auditors for the year ending December 31, 2003.

           ____ FOR                ____ AGAINST                   ____ ABSTAIN




Signature of Stockholder____________ Date _____
Signature of Stockholder ________ Date _____

Instruction:   Please sign exactly as your name  appears on this  Proxy.    When
               shares are held jointly, each holder should sign.   When  signing
               as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If a signer is a partnership, please sign in partnership name by authorized person.